Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	July 8, 2009
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. ANNOUNCES

DANIEL B. SILVERS APPOINTED TO BOARD OF DIRECTORS

KING OF PRUSSIA, PA — Universal Health Services, Inc. (NYSE: UHS) announced today that Daniel B. Silvers has been appointed to its Board of Directors. He becomes the eighth member of the Board of Directors.

Mr. Silvers is currently President of Hayground Cove Capital Partners LLC, in New York, NY, a merchant bank focused on real estate and other industries. Prior to that, Mr. Silvers was a Vice President at Fortress Investment Group LLC in New York, NY, and an Officer at Bear, Stearns & Co. Inc. He earned a B.S. in Economics and an M.B.A. in Finance from The Wharton School, University of Pennsylvania.

Alan B. Miller, Chief Executive Officer and Chairman of the Board of UHS said “Dan Silvers’ varied experience in business and finance will enable him to make a valuable contribution to the Board”.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating, through its subsidiaries, acute care and behavioral health hospitals, and ambulatory centers nationwide and in Puerto Rico.

For additional information on the Company, visit our website;

http://www.uhsinc.com.